UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 15, 2019

LIMESTONE BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LMST	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

ITEM 2.01.  Completion of Acquisition or Disposition of Assets

On November 15, 2019, Limestone Bank, Inc. (the “Bank”), the wholly-owned subsidiary of Limestone Bancorp, Inc. (the “Company”), completed the acquisition of four branch banking centers, certain performing loans, and certain customer deposits from Republic Bank and Trust.  The branch banking centers are located in the Kentucky cities of Elizabethtown, Frankfort, and Owensboro.

In the transaction, the Bank acquired approximately $127 million in loans and $1.5 million in premises and equipment and assumed approximately $132 million in deposits.  The premium paid was approximately $8 million or 6% based upon the trailing 10-day average amount of deposits at the closing date.  Net settlement was made in cash.  The Company did not issue common shares in this transaction.

The following table presents a summary of the acquired loan portfolio at the purchase date by class and weighted average rate:

	As of
	November 15,	Weighted
	2019	Average
	(in thousands)	Rate

Commercial	$1,846	5.63%
Commercial Real Estate:
Construction	11,570	5.28
Farmland	321	5.25
Nonfarm nonresidential	37,693	4.54
Residential Real Estate:
Multi-family	11,789	4.59
1-4 Family	63,335	4.76
Consumer	380	6.82
Agriculture	—	—
Other	281	2.60
Total Loans	$127,215	4.74%

The following table presents a summary of the acquired loan portfolio at the purchase date by contractual terms to maturity:
	As of November 15, 2019
	Maturing Within One Year	Maturing 1 through 5 Years	Maturing Over 5 Years	Total Loans
	(dollars in thousands)
Loans with fixed rates:
Commercial	$—	$350	$459	$809
Commercial Real Estate:
Construction	15	1,137	169	1,321
Farmland	—	—	—	—
Nonfarm nonresidential	5	1,058	7,959	9,022
Residential Real Estate:
Multi-family	950	85	2,739	3,774
1-4 Family	843	1,197	24,926	26,966
Consumer	105	258	17	380
Agriculture	—	—	—	—
Other	—	—	281	281
Total fixed rate loans	$1,918	$4,085	$36,550	$42,553

Loans with floating rates:
Commercial	$824	$213	$—	$1,037
Commercial Real Estate:
Construction	560	1,239	8,450	10,249
Farmland	73	116	132	321
Nonfarm nonresidential	3,302	1,104	24,265	28,671
Residential Real Estate:
Multi-family	—	2,715	5,300	8,015
1-4 Family	693	5,329	30,347	36,369
Consumer	—	—	—	—
Agriculture	—	—	—	—
Other	—	—	—	—
Total floating rate loans	$5,452	$10,716	$68,494	$84,662

The following table presents a summary of the acquired deposits at the purchase date by weighted average rate:
	As of November 15, 2019 (in thousands)	Weighed Average Rate

Non-interest bearing	$42,577	—
Interest checking	36,681	0.35%
Money market	9,721	0.23
Savings	16,458	0.16
Certificates of deposit	26,914	2.10
Total	$132,351	0.56%

The following table presents a summary of the acquired certificates of deposits at the purchase date by $250,000 or more:
As of November 15, 2019
(in thousands)
Less than $250,000	$23,999
$250,000 or more	2,915
$26,914

The following table presents a summary of the acquired certificates of deposit at the purchase date by time remaining until maturity:

As of November 15, 2019
(in thousands)
Year 1	$12,532
Year 2	4,610
Year 3	4,134
Year 4	3,977
Year 5	1,498
Thereafter	163
$26,914

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release issued November 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2019	Limestone Bancorp, Inc.

	By:	/s/ Phillip W. Barnhouse
Phillip W. Barnhouse
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Limestone Bancorp, Inc. on November 18, 2019.